UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) March 22, 2005

NATIONAL VISION, INC.

(Exact name of registrant as specified in its charter)

Commission File No: 0-20001

Georgia	58-1910859
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

296 Grayson Highway Lawrenceville, Georgia 30045

(770)-822-3600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: Registrant filed its Form 8-K on March 22, 2005 covering its press release issued March 22, 2005 announcing operating results for its fourth quarter and fiscal year ended January 1, 2005.  The “Income tax expense (benefit)” line for continuing operations and the “Income tax expense” line for Discontinued operations were misstated by equal offsetting amounts ($31,000) in the Condensed Consolidated Statements of Operations for the quarter ended January 1, 2005.  The amount shown as “Net earnings (loss)” for the quarter was not affected by this misstatement.  Also a typographical error caused the amounts reported on the “Other current assets” and “Deferred income tax asset” lines on the Condensed Consolidated Balance Sheet for January 1, 2005 to be reversed.  This amendment is being filed to correct these errors.

ITEM 2.02                                       RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On March 22, 2005, the Company issued a press release, attached as Exhibit 99.1 hereto, regarding its results of operations for fiscal 2004.

ITEM 9.01                                       Financial Statements and Exhibits.

(c)          Exhibits

Exhibit 99.1 - Press Release dated March 22, 2005, titled “National Vision Reports Record Results for Fiscal 2004”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL VISION, INC.

Date: March 23, 2005	By:	/s/ Paul A. Criscillis, Jr.
Paul A. Criscillis, Jr.
Senior Vice President,
Chief Financial Officer